                                                                    Exhibit 99.1

FOR IMMEDIATE RELEASE                                                     NYFIX

COMPANY CONTACT:
Jennifer Carberry
NYFIX, Inc.
(203) 425-8000 or
info@nyfix.com
WWW.NYFIX.COM

  NYFIX, INC. ESTABLISHES VALUATION ALLOWANCE FOR DEFERRED TAX ASSETS, REVISES
  GUIDANCE FOR THE THIRD QUARTER OF 2004 AND SETS DATE FOR THIRD QUARTER 2004
                 CONFERENCE CALL AND BUSINESS UPDATE ON THE WEB

STAMFORD,  CT,  OCTOBER  19,  2004:  NYFIX,  INC.  (NASDAQ:  NYFX),  A LEADER IN
TECHNOLOGY  solutions for the financial  marketplace,  today  announced that, at
September 30, 2004, it is  establishing a valuation  allowance of  approximately
$20.6  million  for  deferred  tax  assets  consisting  primarily  of tax credit carryforwards and net operating loss carryforwards.

     The Company is  establishing  the valuation  allowance in  accordance  with
Statement of Financial Accounting Standard No. 109 "Accounting for Income Taxes"
("SFAS No. 109").  Where there are cumulative  operating losses in recent years,
SFAS No. 109 requires,  except in very limited  circumstances,  that a valuation allowance be established.  The Company had operating income in 2001, but did not in 2002 and 2003. The Company previously  estimated that the deferred tax assets would be realized and no valuation allowance was required,  based on revenue and operating expense assumptions.

     The Company  expects to report that its revenues  for the third  quarter of
2004 grew more than $1 million from the second quarter of 2004 to  approximately
$19.5 million,  which is within its previously announced guidance of $19 million to $21 million. However, during the third quarter of 2004, the Company's general and  administrative  expenses  related  to SEC  compliance  and  legal  expenses increased more than  forecasted and the Company expects these costs to remain at this higher level in the near term. These cost increases, together with revenues from its Transaction Services Segment being impacted by much lower than expected volumes in the equity markets,  particularly during the month of September,  are the primary reasons the Company did not achieve  profitability  for the quarter.
In light of these events and the limited circumstances as prescribed by SFAS No.
109, the Company recorded a valuation  allowance of approximately  $20.6 million as a non-cash  charge at September  30, 2004.  The Company  expects to return to profitability,  but until it can  achieve and  sustain an  appropriate  level of profitability, it plans to record a full valuation allowance on its deferred tax assets.

     The  Company is  revising  its  previous  earnings  guidance  for the third quarter  of 2004 to a net loss of  approximately  $0.68 per common  share.  This revision  takes into  account the  aforementioned  valuation  allowance  for the deferred tax assets of $20.6 million (approximately $0.64 per common share).

     In conjunction  with the Company's  release of Third Quarter 2004 operating results  before the market  opening on  Wednesday,  October  27,  2004,  you are invited to listen to the Company's  conference  call that will be broadcast live over the Internet on Wednesday,  October 27th, 2004 at 12 noon eastern time with
NYFIX senior management.

     What: NYFIX, INC. 2004 THIRD QUARTER CONFERENCE CALL AND BUSINESS UPDATE

     When: WEDNESDAY, OCTOBER 27TH 2004 AT 12 NOON

     Where: HTTP://PHX.CORPORATE-IR.NET/PHOENIX.ZHTML?P=IROL-
            EVENTDETAILS&C=99977&EVENTID=942149

     or log onto WWW.NYFIX.COM UNDER "ABOUT NYFIX, INVESTOR RELATIONS,  INVESTOR
EVENTS CALENDAR"

     How: LIVE OVER THE INTERNET - SIMPLY LOG ON TO THE WEB AT THE ADDRESS ABOVE

     If you are unable to participate during the live webcast,  the call will be archived on the NYFIX web site www.nyfix.com.

     (Minimum  Requirements  to listen to  broadcast:  The Windows  Media Player software, downloadable free from  http://www.microsoft.com/windows/windowsmedia/
EN/default.asp  and at  least a  28.8Kbps  connection  to the  Internet.  If you
experience   problems   listening   to  the   broadcast,   send  an   email   to
ISProducers@prnewswire.com).

     NYFIX, Inc. Contact: Jennifer Carberry, Ph: 203-425-8000, info@nyfix.com

ABOUT NYFIX, INC.

NYFIX,  INC.  is an  established  provider  to the  domestic  and  international financial  markets  of  trading  workstations,  middle-office  trade  automation technologies and trade communication  technologies.  Our NYFIX Network is one of the industry's  largest networks,  connecting  broker-dealers,  institutions and exchanges.  In addition to our headquarters in Stamford, we have offices on Wall
Street in New York City, in London's Financial District,  in Chicago, and in San
Francisco.  We operate three data centers in the northeastern  United States and four  International  data centers hubs;  two in Europe,  one in Tokyo and one in
Hong Kong. For more information, please visit www.nyfix.com.

This  press  release  contains  certain  forward-looking  statements  within the meaning of Section 27A of the  Securities  Act of 1933, as amended,  and Section
21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors  created  thereby.  Investors are cautioned that all forward-looking  statements  involve risks and  uncertainty,  including  without limitation,  the  ability of the  Company to market and  develop  its  products.
Although   the   Company   believes   that  the   assumptions   underlying   the
forward-looking   statements  contained  herein  are  reasonable,   any  of  the
assumptions could be inaccurate,  and therefore,  there can be no assurance that the  forward-looking  statements included in this press release will prove to be
accurate.   In  light  of  the   significant   uncertainties   inherent  in  the
forward-looking  statements  included herein,  the inclusion of such information should not be regarded as a  representation  by the Company or any other  person that the objectives and plans of the Company will be achieved.